EXHIBIT 21.1

                        LIST OF REGISTRANT'S SUBSIDIARIES



                                            STATE OR OTHER
                                            JURISDICTION OF
NAME                                       INCORPORATION
----------------------------------------   -----------------

Banyan Trails, Inc.                             Florida


Engle Homes/Arizona, Inc.                       Florida


Engle Homes/Atlanta, Inc.                       Florida


Engle Homes/Broward, Inc.                       Florida


Engle Homes/Colorado, Inc.                      Florida


Engle Homes/Gulf Coast, Inc.                    Florida


Engle Homes/Lake Bernadette, Inc.               Florida


Engle Homes/North Carolina, Inc.                Florida


Engle Homes/Orlando, Inc.                       Florida


Engle Homes/Palm Beach, Inc.                    Florida


Engle Homes/Pembroke, Inc.                      Florida


Engle Homes/Southwest Florida, Inc.             Florida


Engle Homes/Texas, Inc.                         Florida


Engle Homes/Virginia, Inc.                      Florida


Greenleaf Homes, Inc.                           Florida


Pembroke Falls Realty, Inc.                     Florida


Preferred Builders Realty, Inc.                 Florida


Preferred Home Mortgage Company                 Florida


St. Tropez At Boca Golf, Inc.                   Florida


Universal Land Title, Inc.                      Florida


Engle Homes/Arizona Construction, Inc.          Arizona


Universal Land Title of Colorado, Inc.         Colorado